REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Total Dynamic Dividend Fund:
In planning and performing our audit of
the financial statements of Alpine Total
Dynamic Dividend Fund (the Fund) as of and for
the year ended October 31, 2011, in accordance
with the standards of the Public Company
Accounting Oversight Board (United States),
we considered the Funds internal control over
financial reporting, including control over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form NSAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Funds internal control
over financial reporting. Accordingly,
we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling
this responsibility, estimates and judgments
by management are required to assess the expected
benefits and related costs of controls. A companys
internal control over financial reporting is
a process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A companys internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of
the assets of the company; (2) provide reasonable
assurance that transactions are recorded as necessary
to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the company
are being made only in accordance with authorizations
of management and directors of the company; and
(3) provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use,
or disposition of a companys assets that could
have a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of
any evaluation of effectiveness to future
periods are subject to the risk that controls
may become inadequate because of changes in
conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement of
the companys annual or interim financial statements
will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies
in the Funds internal control over financial reporting
and its operation, including controls for
safeguarding securities, that we consider to be
a material weakness, as defined above,
as of October 31, 2011.
This report is intended solely for the information
and use of management and the Board of Trustees of
the Fund and the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011